Exhibit 12(b)

CERTIFICATIONS

R. Alan Medaugh, Chief Executive Officer, and Anthony Rose, Chief Financial Officer, of Managed Municipal Fund, Inc. (the “Registrant”), each certify to the best of his knowledge that:

The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2014 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ R. Alan Medaugh
R. Alan Medaugh
President and Chief Executive Officer

Date:	July 3, 2014

By:	/s/ Anthony Rose
Anthony Rose
Treasurer and Chief Financial Officer

Date:	July 3, 2014